UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Vitamin Shoppe, Inc. (“the Company”) Annual Meeting of Stockholders held on June 1, 2011 (the “Annual Meeting”), our stockholders: (a) elected the persons listed below to serve as directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (b) approved the compensation paid to the Company’s named executive officers; (c) voted to recommend that the Board of Directors hold an annual advisory vote on the Company’s executive compensation; and (d) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year. Set forth below are the voting results for each of these proposals:

a.	All of the director nominees were elected to serve until the Annual Meeting in 2012 and until their respective successors are duly elected and qualified.

DIRECTOR	VOTES FOR	VOTES WITHELD	BROKER NON-VOTES
Richard L. Markee	26,353,168	1,335,738	362,281
B. Michael Becker	27,476,039	212,867	362,281
Catherine E. Buggeln	27,564,008	124,898	362,281
John H. Edmondson	27,560,150	128,756	362,281
David H. Edwab	27,560,000	128,906	362,281
Douglas R. Korn	24,420,086	3,268,820	362,281
Richard L. Perkal	24,419,926	3,268,970	362,281
Beth M. Pritchard	27,449,426	239,480	362,281
Katherine Savitt-Lennon	27,564,458	124,448	362,281
Anthony N. Truesdale	27,064,916	623,990	362,281

b.	An advisory (non-binding) vote approved the executive compensation of our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,539,819	143,389	3,698	362,281

c.	An advisory (non-binding) vote was held on the frequency of holding an advisory vote on the executive compensation of our named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
18,012,975	131,442	9,543,970	519	362,281

d.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was approved.

FOR	AGAINST	ABSTAIN
28,047,883	438	2,866

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 6, 2011	By: /s/ Brenda Galgano
Name: Brenda Galgano
Title: Chief Financial Officer